SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934
Date of Report (Date of earliest event reported): December 1, 2009

Vermillion, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 000-31617

Delaware (State or other jurisdiction of incorporation)	33-059-5156 (IRS Employer Identification No.)
47350 Fremont Blvd., Fremont, CA 94538
(Address of principal executive offices, including zip code)
510.226.2800
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sale of Equity Securities.
On December 1, 2009, Vermillion, Inc. (the “Company”) exchanged $3,000,000 face amount of its 7.00% Convertible Senior Notes due 2011 for 175,417 shares of the Company’s common stock par value $0.001 in reliance on Section 3(a)(9) of the Securities Act of 1933, as amended.
On December 3, 2009, the Company exchanged $4,100,000 face amount of its 7.00% Convertible Senior Notes due 2011 for 246,250 shares of the Company’s common stock par value $0.001 in reliance on Section 3(a)(9) of the Securities Act of 1933, as amended.

Item 8.01.	Other Events.
On December 4, 2009, the Company issued a press release announcing that on December 3, 2009, the Company filed its First Amended Plan of Reorganization and related amended Disclosure Statement with the United States Bankruptcy Court for the District of Delaware. A hearing to consider the adequacy of the Disclosure Statement is presently scheduled for December 8, 2009, with the hearing on the confirmation of the Plan scheduled for January 7, 2010. The Disclosure Statement is attached hereto as Exhibit 99.1 and is incorporated by reference herein. The press release issued by the Company is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibit No.	Description.

	99.1	Disclosure Statement for Debtor’s First Amended Plan of Reorganization Under Chapter 11 of the Bankruptcy Code

	99.2	Press Release dated December 4, 2009
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vermillion, Inc.
Date: December 4, 2009	By:	/s/ Gail S. Page
Gail S. Page
Executive Chair of the Board of Directors

EXHIBIT INDEX

Exhibit No.	Description

99.1	Disclosure Statement for Debtor’s First Amended Plan of Reorganization Under Chapter 11 of the Bankruptcy Code

99.2	Press Release dated December 4, 2009